UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2014

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

The disclosure set forth under Item 8.01 of this Current Report on Form 8-K (this “Report”) is incorporated herein by reference in its entirety.

Section 8 – Other Events

Item 8.01. Other Events.

Order

As disclosed in the Form 10-Q of BancorpSouth, Inc. (the “Company”), which was filed on August 6, 2014, the Federal Deposit Insurance Corporation (the “FDIC”) previously identified weaknesses in the Bank Secrecy Act (“BSA”) and Anti-Money Laundering Program of BancorpSouth Bank, a wholly-owned subsidiary of the Company (the “Bank”). By letter dated July 22, 2014, the FDIC requested (the “FDIC Notice”) that the Bank address the subject matter of the BSA deficiencies by consenting to the issuance of a proposed consent order. On September 4, 2014 (the “Effective Date”), the FDIC and the Mississippi Department of Banking and Consumer Finance (the “Mississippi Banking Department”) issued the consent order to the Bank (the “Order”). The Bank consented to the issuance of the Order without admitting or denying any charges of unsafe or unsound banking practices or violations of law and/or regulations relating to the BSA and the USA Patriot Act of 2001 (the “Patriot Act”).

The Order requires the Bank to take certain actions, including:

•	Creation of a subcommittee of the Board of Directors of the Bank to ensure compliance with the requirements of the Order;

•	Assessment of the Bank’s personnel needs to ensure that an adequate number of qualified staff have been retained for the Bank’s BSA Department;

•	Appointment of a qualified BSA officer;

•	Development and implementation of a remediation plan to ensure and maintain compliance with the BSA, to include:

•	Strengthening of internal controls, including the implementation of procedures for conducting risk-based assessments of the Bank’s customer base to differentiate between customers who engage in routine banking activities and those who engage in high-risk banking activities;

•	Institution of independent testing for compliance by the Bank with the BSA, with such tests being conducted annually;

•	Establishment of a training program for management and staff regarding awareness of, and compliance with, the BSA;

•	Development and implementation of a plan to analyze certain past deposit account and transaction activity to determine whether any suspicious activity was properly identified and reported;

•	Development and implementation of a customer due diligence program to enhance customer due diligence and risk assessment processes;

•	Revision of the Bank’s BSA and Anti-Money Laundering Program to more fully identify and characterize risks associated the BSA and Patriot Act; and

•	Revision of the Bank’s program for monitoring and reporting suspicious activity.

Prior to implementation, certain of these actions are subject to review by, and the approval of, the FDIC and the Mississippi Banking Department.

In addition, within forty-five (45) days after the Effective Date, the Bank (i) must eliminate or correct all deficiencies that the FDIC identified in the FDIC Notice and (ii) must implement procedures to ensure future compliance with applicable laws and regulations, including the BSA.

The Order does not require the Bank to pay any civil money penalty.

The Order will remain in effect and be enforceable until it is modified, terminated, suspended or set aside by the FDIC or the Mississippi Banking Department.

The Bank began implementing corrective actions prior to entering into the Order and expects that it will be able to undertake and implement all other required actions within the time periods specified in the Order.

The foregoing description of the Order does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Order which is filed as Exhibit 99.1 with this Report and which is incorporated herein by reference in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1         Consent Order

Forward Looking Statements

Certain statements contained in this Report may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those statements relating to the ability of the Bank to comply with the requirements of the Order within the time periods specified by the Order.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this Report, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the time and resources necessary to develop, adopt and implement all corrective actions required by the Order. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and Chief Administrative Officer

Date: September 4, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Consent Order